Exhibit 10.3

ASSEMBLY BIOSCIENCES, INC.

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE

David J. Barrett	Grant Number	2018-RSU-286
3290 Creamery Rd.
New Hope, Pennsylvania 18938

Upon your Consulting Agreement dated June 1, 2018 becoming effective, you have been granted Restricted Stock Units (“RSUs”) of Assembly Biosciences, Inc. (the “Company”), as follows:

Effective Date:	June 1, 2018, or if later, the date the Consulting Agreement becomes effective.

Total Number of RSUs Granted:	100,000

Vesting Schedule:

Vesting Date	Shares of Common Stock
August 31, 2018	16,666
November 30, 2018	16,666
February 28, 2019	16,667
May 31,2019	16,667
August 31, 2019	16,667
November 30, 2019	16,667
Total	100,000

RSUs will vest in accordance with the schedule set forth above and will be fully vested on November 30, 2019, assuming your Continuous Service to the Company or its Subsidiaries through each Vesting Date and otherwise in accordance with the terms and conditions of the Plan (as defined below) and the attached Restricted Stock Unit Agreement. Immediately prior to the occurrence of a Corporate Transaction, all unvested RSUs shall immediately vest.

Payment Date:	Vested RSUs shall be settled as follows: 33,332 RSUs on the first to occur of a Corporate Transaction and January 15, 2019; 33,334 RSUs on the first to occur of a Corporate Transaction and July 15, 2019; and 33,334 RSUs on the first to occur of a Corporate Transaction and January 15, 2020 (each such settlement date, a “Payment Date”). For the avoidance of doubt, upon the occurrence of a Corporate Transaction, all RSUs that have not been settled as of such date shall be settled. The Company shall deliver, to you, one Share (as defined in the Plan) in respect of each vested RSU. Delivery shall be made as soon as practicable following the applicable Payment Date and in no event later than 30 days following the applicable Payment Date.

By your signature or your electronic acceptance of the RSUs and the signature of the Company’s representative below, you and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Assembly Biosciences, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement, both of which are attached and made a part of this document. Capitalized terms used in this Notice of Restricted Stock Unit Award and not otherwise defined herein shall have the meaning assigned to such term in the Plan.

Dated: June 1, 2018

GRANTEE:	ASSEMBLY BIOSCIENCES, INC.

/s/ David J. Barrett	By:	/s/ Derek A. Small
David J. Barrett	Name:	Derek A. Small
	Title:	Chief Executive Officer

ASSEMBLY BIOSCIENCES, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) is made and entered into by and between Assembly Biosciences, Inc. (the “Company”) and the individual named in the Restricted Stock Unit Award Notice (the “Grantee”) under the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Plan”). The Award Notice also establishes the Effective Date of the Award, the number of Restricted Stock Units awarded, vesting conditions, and the Payment Date of the Award.

WHEREAS, the Grantee is expected to provide valuable services to the Company;

WHEREAS, the Company considers it desirable and in the best interests of the Company that the Grantee be given an opportunity to acquire a proprietary interest in the Company as an incentive to advance the interests of the Company and to perform future services that will contribute materially to the successful operation of the Company; and

WHEREAS, the Company, acting through the Board of Directors of the Company (the “Board”) or (ii) the Committee appointed by the Board under the Plan (the “Committee”), desires to grant the Grantee a Restricted Stock Unit Award measured in shares of common stock of the Company (the “Common Stock”), in accordance with the Plan. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them under the Plan.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1.          Grant of Restricted Stock Unit Award. The Company awards the Grantee Restricted Stock Units in a number that is specified in the Award Notice provided to the Grantee. The Award is subject to the vesting, payment and other provisions of this Award Agreement, the Award Notice and the Plan. Each Restricted Stock Unit represents one (1) Share of Common Stock of the Company. The Company will account for the Restricted Stock Units in a bookkeeping account on the Grantee’s behalf until they become payable or are forfeited. The number of Restricted Stock Units shall be adjusted if the Common Stock is split, combined, if stock dividends are paid on Common Stock, or upon a similar event in the same manner that the Common Stock is adjusted.

2.          Dividend Equivalents. For each Restricted Stock Unit that is granted and credited to the Grantee’s account, the Grantee’s account will also be credited with a Dividend Equivalent Rights in an amount equal to any cash dividends paid by the Company upon one Share of Common Stock after the Effective Date and before the Payment Date (as provided in the Award Notice) for the Restricted Stock Unit, subject to the vesting and other provisions of this Award Agreement and the Award Notice.

3.          Vesting. The Restricted Stock Units (and Dividend Equivalent Rights associated with the Restricted Stock Units) shall be unvested and shall be subject to the restrictions set forth in this Award Agreement and the Award Notice. Unless sooner forfeited in accordance with Section 5, the Restricted Stock Units and Dividend Equivalent Rights associated with the Restricted Stock Unit shall vest as set forth in the Grantee’s Award Notice.

4.          Settlement of Vested Restricted Stock Units and Restricted Dividend Equivalents. If any of the Restricted Stock Units vest on a Vesting Date, the Company shall settle such Restricted Stock Units (the “Vested Restricted Stock Units”) and Dividend Equivalent Rights attributable to such Vested Restricted Stock Units (“Vested Dividend Equivalents”) on the Payment Date established in the Award Notice (the “Payment Date”) by delivering to the Grantee (a)  shares of Common Stock of the Company and (b) cash, determined as follows:

(a)	Number of Shares of Common Stock. The Company will determine the value as of the Payment Date of the Vested Restricted Stock Units and the Vested Dividend Equivalent Rights (together, the “Total Amount”). For this purpose, the Vested Dividend Equivalents shall be valued at their original value and shall not be increased or decreased by an interest or earnings factor. The Total Amount will be divided by the value of one (1) Common Share of the Company as of the Vesting Date, and the resulting whole number (without remainder) shall be the number of shares of Common Stock that will be delivered to the Grantee, and

(b)	Cash. The remainder resulting from the division in (a) above to determine the number of shares of Common Stock will be the dollar amount of the cash payable to the Grantee, and such amount shall be paid to the Grantee by check.

The Vested Restricted Stock Units and Vested Dividend Equivalents will be settled by the Company within thirty (30) days of the applicable Payment Date.

5.          Forfeiture of Restricted Stock Units (and Dividend Equivalent Rights Attributable to Restricted Stock Units). In the event of termination of Continuous Service of the Grantee from the Company for any reason (including Disability), any Restricted Stock Units and Dividend Equivalent Rights attributable to such Restricted Stock Units that were not already vested on the termination of Continuous Service shall be forfeited on that date.

6.          Certain Tax Matters. The Grantee acknowledges that the Grantee understands the federal, state and local income, employment and foreign (if applicable) tax consequences of the Restricted Stock Unit Award, and the issuance, vesting and forfeiture provisions relating to the Restricted Stock Unit Award.

7.          Rights Prior to Vesting. The Restricted Stock Units and Dividend Equivalent Rights represent a right to payment from the Company if the conditions of this Award Agreement are met and do not give the Grantee ownership of any Common Stock prior to delivery as provided in Section 4. No assets have been set aside by the Company or otherwise to pay the amounts promised by this Award Agreement, the right to payment is unsecured, and the Grantee is a general creditor of the Company for payment under this Award Agreement.

8.          Investment Representation. The Grantee represents and warrants to the Company that the Grantee has read this Award Agreement carefully, and to the extent believed necessary, has discussed this Award Agreement and its impact and limitations upon the Grantee with counsel.

9.          Transferability. The right to payment under this Award Agreement may not be sold, exchanged, transferred, pledged, hypothecated, encumbered or otherwise disposed of except as provided in the Plan. The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations under this Award Agreement.

10.         Defined Terms. The following terms shall have the meanings set forth below:

(a)          “Corporate Transaction” has the meaning assigned to such term in the Plan. Notwithstanding the foregoing, a Corporate Transaction shall not be deemed to have occurred unless such transaction also constitutes a “change in the ownership” of the Company or a “change in the ownership of a substantial portion of the Company’s assets” for purposes of Section 409A of the Code.

11.         Section 409A of the Code.

(a)          The parties intend that this Award Agreement will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Award Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. The parties agree that this Award Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(b)          The Company makes no representation or warranty and shall have no liability to the Grantee or any other person if any provisions of this Award Agreement or the Award Notice are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

12.         Binding Effect. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13.         Gender and Number. All terms used in this Award Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

14.         Terms and Conditions of Plan. The terms and conditions included in the Plan and the Award Notice are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Award Agreement and any term or provision of the Plan as in effect from time to time, such term or provision of the Plan shall control.

15.         Certain Remedies. Without intending to limit the remedies available to the Company, the Grantee agrees that damages at law will be an insufficient remedy in the event the Grantee violates the terms of this Award Agreement. The Grantee agrees that the Company may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the provisions hereof.

16.         Waiver. The waiver by either party of compliance with any provision of this Award Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.

17.         No Restriction on Right of Company to Effect Corporate Changes.          Neither the Plan nor this Award Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

16.         Entire Agreement. This Award Agreement (including the Award Notice, and the Plan which are incorporated herein by reference and all additional riders incorporated herein) sets forth all of the promises, agreements, conditions and understandings between the parties hereto with respect to the Award, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Restricted Stock Unit Award other than as set forth therein or herein. This Award Agreement supersedes and replaces any and all prior agreements between the parties hereto with respect to Restricted Stock Units and Dividend Equivalent Rights. This Award Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to Restricted Stock Units and Dividend Equivalent Rights. No modification, amendment or waiver of any of the provisions of this Award Agreement shall be effective unless approved in writing by both parties.

17.         Invalid or Unenforceable Provision. The invalidity or unenforceability of any particular provision of this Award Agreement shall not affect the other provisions hereof, and this Award Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

18.         Governing Law. This Award Agreement shall be construed and enforced in accordance with the laws of Delaware, without giving effect to principles of conflicts of laws.

19.         Miscellaneous.

(a)          Neither the granting or vesting of the Restricted Stock Units and Dividend Equivalent Rights nor any other provision of this Award Agreement shall be construed as conferring upon the Grantee any right to continue in the services of the Company, or as interfering with or restricting in any way the right of the Company to terminate such services at any time.

(b)          The Company, the Board (or the Committee) and any employees or agents thereof are relieved from any liability for the non-issuance or non-transfer, or any delay in the issuance or transfer, of any Common Stock which results from the inability of the Company to obtain, or in any delay in obtaining, from each regulatory body having jurisdiction all requisite authority to issue or transfer the Common Stock in satisfaction of this Award Agreement if counsel for the Company deems such authorization necessary for the lawful issuance or transfer of any of the Common Stock.

(c)          No Common Stock shall be sold or otherwise disposed of in violation of any federal or state securities law or regulations.

(d)          All decisions of the Board (or the Committee) with respect to the interpretation, construction and application of the Plan and/or this Award Agreement shall be conclusive and binding upon the Grantee and all other persons.